UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2023

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2023, American Resources Corporation’s (“American Resources” or the “Company”) entered into a Bond Purchase Agreement (“Purchase Agreement”) with the City of Marion, Indiana (the “City”), to where the City has authorized the issuance of Economic Development Revenue Bonds, Series 2023 in the form of a tax increment financing bond in the amount of $44,897,000 of local incentives for the Company’s development of its 42-acre, critical mineral refining campus. The Purchase Agreement closed and the initial incremental payment was made on November 3, 2023.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text, which is filed as an Exhibit hereto.

Item 8.01 Other Events.

On November 9, 2023 American Resources issued a press release announcing the closing of the Bond Purchase Agreement for the previously announced $44.9 million of local incentives from the City of Marion, Indiana in the form of an Economic Development Revenue Bond. This bond is being issued by the City as incentive for ReElement Technologies to construct a state-of-the-art, commercial scale lithium, critical minerals, and rare earth elements refining facility utilizing ReElement Technologies’ proprietary and patented chromatography technologies at the Company’s 42-acre critical mineral refining campus in Marion.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Bond Purchase Agreement
99.1	Press Release Dated November 9, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: November 9, 2023	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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